                                                                     EXHIBIT 4.2

                                  AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT


     This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is dated as of January 31, 1997, by and among Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), and Robert Fleming Nominees Ltd., an English
                  -------
company (the "Fleming Investors").

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Company and the Fleming Investors entered into that Registration Rights Agreement dated December 30, 1994 (the "Registration Rights
                                                            -------------------
Agreement"); and
---------

     WHEREAS, pursuant to the terms of that Preferred Stock Exchange Agreement of even date herewith between, among others, the Company and the Fleming Investors (the "Exchange Amendment"), the Fleming Investors have agreed that
                ------------------
upon the consummation of the transactions set forth in that Transaction Agreement of even date herewith between the Company and HFMI Acquisition Corporation, a Delaware corporation ("Newco"), to exchange each share of Series A Preferred Stock held by the Fleming Investors for one share of Series AA Preferred Stock, stated value $9 per share, of the Company (the "AA Preferred
                                                                 ------------
Stock"), and to amend the terms of the Registration Rights Agreement as provided
-----
herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Registration Rights Agreement; provided, however, the definitions of "Preferred Stock" and "Purchase Agreement" shall be deleted in their entirety and replaced with the following:

          "Preferred Stock" means the Company's Series AA Preferred Stock,
           ---------------
stated value $9 per share, which Preferred Stock is convertible into Shares of Class A Common Stock.

          "Purchase Agreement" means, as applicable, for purposes of the
           ------------------
Preferred Stock, the Preferred Stock Exchange Agreement dated January 31, 1997 between the Company and each of the persons listed on Schedule 1 hereto (the "Investors") and for purpose of the Warrants, collectively the separate Share
 ---------
and Warrant Purchase Agreements, dated as of December 30, 1994 between the Company and each of the Investors."

          2. The reference to "sixty (60)" in the first sentence of Section 1.2(b) of the Registration Rights Agreement is hereby deleted and replaced with "ninety (90)".

          3. The Fleming Investors agree that for purposes of Article I only, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities are permitted to be sold pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act.

          4. The definition of Registrable Securities shall be deemed to include any shares of Class A Common Stock issued to the Fleming Investors pursuant to that put right set forth in Section 3 of that Amended and Restated Stockholders' Agreement of even date herewith.

          5. Except as set forth herein, the terms of the Registration Rights Agreement shall remain in full force and effect.

                                    * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                 HARRY'S FARMERS MARKET, INC.


                                 By: /s/ Harry A. Blazer
                                    ---------------------------------
                                    Name:  Harry A. Blazer
                                    Title: President


                                 ROBERT FLEMING NOMINEES LTD.


                                 By: /s/ Jonathan Simon
                                    ----------------------------------
                                    Name:  Jonathan Simon
                                    Title: Authorized Signatory